UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2024

CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 N. Franklin
Chicago, IL 60606
(Address of principal executive offices) (Zip Code)
(312) 822-5000
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $2.50	"CNA"	New York Stock Exchange
Chicago Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2024, the Board of Directors of the Registrant increased the size of the Board to 11 and appointed Douglas M. Worman to serve on its Board of Directors and as a member of its Finance and Executive Committees, both such actions effective January 1, 2025.
There are no arrangements or understandings between Mr. Worman and any other person, pursuant to which Mr. Worman was appointed to the Board. Further, there are no transactions involving Mr. Worman that requires disclosure pursuant to Item 404(a) of Regulation S-K.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 30, 2024, the Board of Directors of Registrant adopted and approved amended and restated By-Laws of Registrant effective October 30, 2024 primarily to clarify role and responsibilities of each of the Chairman of the Board and Chief Executive Officer. The By-Laws, as amended and restated, are filed as Exhibit 3.1 to this Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:
See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-Laws of CNA Financial Corporation, as amended and restated as of October 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: October 30, 2024	By	/s/ Stathy Darcy
(Signature)
Stathy Darcy Senior Vice President, Deputy General Counsel & Secretary